Exhibit 4.2

SECOND AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT
BY AND AMONG
WARBURG PINCUS PRIVATE EQUITY XI, L.P.,
WARBURG PINCUS XI PARTNERS, L.P.,
WP XI PARTNERS, L.P.,
WARBURG PINCUS PRIVATE EQUITY XI-B, L.P.,
WARBURG PINCUS PRIVATE EQUITY XI-C, L.P.,
GTCR FUND XI/A LP,
GTCR FUND XI/C LP,
BULL CO-INVEST, L.P.
GTCR CO-INVEST XI LP,
THE STOCKHOLDERS ON SCHEDULE A HERETO,

AND
SOTERA HEALTH COMPANY
Dated as of November 19, 2020

SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
This Amended and Restated Registration Rights Agreement (the “Agreement”) is made, entered into and effective as of November 19, 2020 by and among Warburg Pincus Private Equity XI, L.P., a Delaware limited partnership (“WP XI”), Warburg Pincus XI Partners, L.P., a Delaware limited partnership (“Warburg XI Partners”),WP XI Partners, L.P., a Delaware limited partnership (“WP XI Partners”), Bull Co-Invest L.P., a Delaware limited partnership (“WP Co-Invest”), Warburg Pincus Private Equity XI-B, L.P., a Delaware limited partnership (“WP XI-B”), Warburg Pincus Private Equity XI-C, L.P., a Cayman Islands exempted limited partnership (“WP XI-C”, and together with WP XI, Warburg XI Partners, WP XI Partners, WP Co-Invest and WP XI-B, “WP”, provided that WP Co-Invest shall cease to be included in the definition of WP at such time as Warburg Pincus LLC or an Affiliate of Warburg Pincus LLC ceases to be the managing member of, the general partner of or otherwise control WP Co-Invest),GTCR Fund XI/A LP (“GTCR XI/A”), GTCR Fund XI/C LP (“GTCR XI/C”), GTCR Co-Invest XI LP (“GTCR Co-Invest”, and together with GTCR XI/A and GTCR XI/C, “GTCR”), Sotera Health Company, a Delaware corporation (the “Company”), and the stockholders of the Company set forth on Schedule A hereto.
WITNESSETH:
WHEREAS, the parties initially entered into a Registration Rights Agreement (the “Initial Agreement”), dated as of May 15, 2015, in order to set forth certain registration rights applicable to the Registrable Securities;
WHEREAS, on May 25, 2016, the parties amended and restated the Initial Agreement in its entirety (the “Existing Agreement”) to provide for an additional class of equity securities as Registrable Securities;
WHEREAS, pursuant to Section 3.06 of the Existing Agreement, the parties desire to amend and restate the Existing Agreement in order to set forth certain registration rights applicable to the Registrable Securities.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Article I
DEFINITIONS
Section 1.01.    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:
“Active Management Stockholder” means any Management Stockholder who (i) as of the date of this Agreement, is actively employed by, or serving as a director of, the

Company or any of its Subsidiaries or (ii) was actively employed by, or serving as a director of, the Company or any of its Subsidiaries at any time in the six (6) month period immediately prior to the date of this Agreement.
“Adverse Disclosure” means public disclosure of material, non-public information that, in the Board of Directors’ good faith judgment, after consultation with outside counsel to the Company, (i) would be required to be made in any Registration Statement or report filed with the SEC by the Company so that such Registration Statement or report would not be materially misleading and would not be required to be made at such time but for the filing of such Registration Statement or report; and (ii) the Company has a bona fide business purpose for not disclosing such information publicly.
“Affiliate” has the meaning specified in Rule 12b-2 under the Exchange Act; provided that no Holder shall be deemed an Affiliate of the Company or its Subsidiaries for purposes of this Agreement; provided further that portfolio companies (as such term is commonly used in the private equity industry) of a Sponsor and limited partners, non-managing members or other similar direct or indirect investors in a Sponsor shall be deemed to not be Affiliates of such Sponsor; and provided further that with respect to any Person that is a “governmental plan” within the meaning of ERISA, the other branches and departments of the applicable governments shall not be deemed to be Affiliates of such Person. The term “Affiliated” has a correlative meaning.
“Agreement” has the meaning set forth in the preamble.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks located in New York, New York are required or authorized by law or executive order to be closed.
“Change of Control” means the occurrence of any of the following: (i) the sale, lease or transfer, in a single transaction or in a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Sponsors or their Affiliates or (ii) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision), other than Sponsors or their Affiliates, in a single transaction or in related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the Company Shares.
“Company” means Sotera Health Company, a Delaware corporation (including any of its successors by merger, acquisition, reorganization, conversion or otherwise).
“Company Public Sale” has the meaning set forth in Section 2.03(a).

“Company Share Equivalent” means securities exercisable or exchangeable for or convertible into, Company Shares.
“Company Shares” means the shares of common stock, par value $0.01 per share, of the Company or any securities resulting from any reclassification, recapitalization, exchange, stock split, stock dividend or similar transactions with respect to such shares of common stock.
“Demand Company Notice” has the meaning set forth in Section 2.01(d).
“Demand Notice” has the meaning set forth in Section 2.01(a).
“Demand Party” has the meaning set forth in Section 2.01(a).
“Demand Period” has the meaning set forth in Section 2.01(c).
“Demand Registration” has the meaning set forth in Section 2.01(a).
“Demand Registration Statement” has the meaning set forth in Section 2.01(a).
“Demand Suspension” has the meaning set forth in Section 2.01(e).
“Effectiveness Date” means the date on which the Sponsors are no longer subject to any underwriter’s lock-up or other similar contractual restriction (excluding the Stockholders Agreement) on the sale of Registrable Securities, in whole or in part, in connection with an IPO.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, and any successor thereto, and the regulations promulgated thereunder. Any reference to a section of ERISA shall include a reference to any successor provision thereto.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Existing Agreement” has the meaning set forth in the recitals.
“FINRA” means the Financial Industry Regulatory Authority.
“Form S-1” means a registration statement on Form S-1 under the Securities Act, or any comparable or successor form or forms thereto.
“Form S-3” means a registration statement on Form S-3 under the Securities Act, or any comparable or successor form or forms thereto.
“GTCR” has the meaning set forth in the preamble.
“GTCR Co-Invest” has the meaning set forth in the preamble.
“GTCR XI/A” has the meaning set forth in the preamble.

“GTCR XI/C” has the meaning set forth in the preamble.
“Holder” means any record holder of Registrable Securities that is a party hereto or that succeeds to rights hereunder pursuant to Section 3.06.
“IPO” means the first underwritten public offering and sale of Company Shares for cash pursuant to an effective registration statement (other than on Form S-4, Form S-8 or a comparable form) under the Securities Act.
“Initial Agreement” has the meaning set forth in the recitals.
“Initiating Holder” has the meaning set forth in Section 2.02(a).
“Initiating Shelf Take-Down Holder” has the meaning set forth in Section 2.02(e).
“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.
“Long-Form Registration” has the meaning set forth in Section 2.01(a).
“Loss” or “Losses” has the meaning set forth in Section 2.09(a).
“Majority Holder Counsel” has the meaning set forth in Section 2.08.
“Management Stockholder” has the meaning set forth in the Stockholders Agreement.
“Marketed Underwritten Offering” means any Underwritten Offering (including a Marketed Underwritten Shelf Take-Down, but, for the avoidance of doubt, not including any Shelf Take-Down that is not a Marketed Underwritten Shelf Take-Down) that involves a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period of at least 48 hours.
“Marketed Underwritten Shelf Take-Down” has the meaning set forth in Section 2.02(e).
“Material Adverse Change” means (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the United States (other than ordinary course limitations on hours or numbers of days of trading); (ii) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States; (iii) a material outbreak or escalation of armed hostilities or other international or national calamity involving the United States or the declaration by the United States of a national emergency or war or an epidemic, pandemic or disease outbreak or any worsening thereof or material adverse change in national or international financial, political or economic conditions; and (iv) any event, change, circumstance or effect that is or is reasonably likely to be materially adverse to the business, properties, assets, liabilities, condition

(financial or otherwise), operations, results of operations or prospects of the Company and its Subsidiaries taken as a whole.
“Participating Holder” means, with respect to any Registration, any Holder of Registrable Securities covered by the applicable Registration Statement.
“Participating Sponsor” means, with respect to any Registration, any Sponsor that is a Holder of Registrable Securities covered by the applicable Registration Statement.
“Permitted Assignee” has the meaning set forth in Section 3.06.
“Person” means any individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.
“Piggyback Registration” has the meaning set forth in Section 2.03(a).
“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.
“Registrable Securities” means any Company Shares and any Company Share Equivalents owned as of the date of this Agreement; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (i) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (ii) such Registrable Securities have been distributed pursuant to Rule 144 or Rule 145 of the Securities Act (or any successor rule) and new certificates for them not bearing a legend restricting transfer shall have been delivered by the Company, (iii) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting transfer shall have been delivered by the Company and such securities may be publicly resold without Registration under the Securities Act, (iv) a Registration Statement on Form S-8 (or any successor form) covering such securities is effective, (v) in the case of a Holder who is not a Sponsor or an affiliate (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company, all remaining Registrable Securities held by such Holder may immediately be sold under Rule 144 (or any similar provision then in force) under the Securities Act and without any volume or manner of sale restrictions or (vi) such security ceases to be outstanding. For the avoidance of doubt, it is understood that, (i) Registrable Securities include any Company Shares or Company Share Equivalents that are held by a Holder as of the date of this Agreement subject to vesting conditions, provided that all vesting conditions must be satisfied and such Registrable Securities vested prior to sale pursuant to this Agreement, and (ii) with respect to any Registrable Securities for which a Holder holds vested but unexercised options or other Company Share Equivalents at such time exercisable for, convertible into or exchangeable for Company Shares, to the extent that such Registrable Securities are to be sold pursuant to this Agreement, such Holder must exercise the relevant option or exercise, convert or exchange such other relevant Company Share Equivalent and transfer the underlying Registrable Securities (in each case, net of any amounts required to be withheld by the Company in connection with such exercise).
“Registration” means a registration with the SEC of the Company’s securities for offer and sale to the public under a Registration Statement. The term “Register” shall have a correlative meaning.
“Registration Eligible Shares” means, which respect to a Management Stockholder or any other Stockholder (other than the Sponsors), a number of Registrable Securities equal to the product of (i) the number of Registrable Securities then owned by such Management Stockholder or other Stockholder multiplied by (ii) a fraction, the numerator of which is the number of Registrable Securities sold by the Sponsors in such Registration and the denominator of which is the total number of Registrable Securities held by the Sponsors immediately prior to such Registration.
“Registration Expenses” has the meaning set forth in Section 2.08.
“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement; provided, however, that the “Registration Statement” without reference to a time includes such Registration Statement as amended by any post-effective amendments as of the time of first contract of sale for the Registrable Securities.
“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person associated with, or acting on behalf of, such Person.
“Rule 144” means Rule 144 (or any successor provisions) under the Securities Act.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.
“Shelf Holder” has the meaning set forth in Section 2.02(c).
“Shelf Notice” has the meaning set forth in Section 2.02(a).
“Shelf Period” has the meaning set forth in Section 2.02(b).

“Shelf Registration” means a Registration effected pursuant to Section 2.02.
“Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act) or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen Registration Statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 (or any successor provision) under the Securities Act covering all or any portion of the Registrable Securities, as applicable.
“Shelf Suspension” has the meaning set forth in Section 2.02(d).
“Shelf Take-Down” has the meaning set forth in Section 2.02(e).
“Shelf Take-Down Notice” has the meaning set forth in Section 2.02(e).
“Short-Form Registration” has the meaning set forth in Section 2.01(a).
“Special Registration” has the meaning set forth in Section 2.12.
“Sponsors” means (i) GTCR XI/A, GTCR XI/C, GTCR Co-Invest, any successor funds thereto, and their respective Affiliates that are direct or indirect equity investors in the Company, considered together and (ii) WP XI, Warburg XI Partners, WP XI Partners, WP XI-B, WP XI-C and WP Co-Invest (provided that WP Co-Invest shall cease to be included in the definition of Sponsor at such time as Warburg Pincus LLC or an Affiliate of Warburg Pincus LLC ceases to be the managing member of, the general partner of or otherwise control WP Co-Invest) any successor funds thereto, and their respective Affiliates that are direct or indirect equity investors in the Company, considered together (excluding, for the avoidance of doubt, with respect to clauses (i) and (ii), any Management Stockholder).
“Sponsor Underwritten Offering” has the meaning set forth in Section 2.12.
“Stockholder” has the meaning set forth in the Stockholders Agreement.
“Stockholders Agreement” means the Stockholders Agreement, dated as of the date hereof, as amended, modified or supplemented from time to time in accordance with its terms, by and among the Company and the stockholders of the Company party thereto.
“Subsidiary” means, with respect to any Person, any entity of which (i) a majority of the total voting power of shares of stock or equivalent ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if no such governing body exists at such entity, a majority of the total voting power of shares of stock or equivalent ownership interests of the entity is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated (or has the right to be allocated, through membership interests, partnership interests or otherwise) a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing member or general partner of such limited liability company, partnership, association or other business entity.
“Underwritten Offering” means a Registration in which securities of the Company are sold to an underwriter or underwriters on a firm commitment basis for reoffering to the public.
“Underwritten Shelf Take-Down” has the meaning set forth in Section 2.02(e).
“Underwritten Shelf Take-Down Notice” has the meaning set forth in Section 2.02(e).
“Warburg XI Partners” has the meaning set forth in the preamble.
“WP” has the meaning set forth in the preamble.
“WP Co-Invest” has the meaning set forth in the preamble.
“WP XI” has the meaning set forth in the preamble.
“WP XI-B” has the meaning set forth in the preamble.
“WP XI-C” has the meaning set forth in the preamble.
“WP XI Partners” has the meaning set forth in the preamble.
Section 1.02.    Other Interpretive Provisions
. (a) In this Agreement, except as otherwise provided:
(i)    A reference to an Article, Section, Schedule or Exhibit is a reference to an Article or Section of, or Schedule or Exhibit to, this Agreement, and references to this Agreement include any recital in or Schedule or Exhibit to this Agreement.
(ii)    The Schedules and Exhibits form an integral part of and are hereby incorporated by reference into this Agreement.
(iii)    Headings and the Table of Contents are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.
(iv)    Unless the context otherwise requires, words importing the singular include the plural and vice versa, words importing the masculine include the feminine and vice versa, and words importing persons include corporations, associations, partnerships, joint ventures and limited liability companies and vice versa.
(v)    Unless the context otherwise requires, the words “hereof” and “herein,” and words of similar meaning refer to this Agreement as a whole and not to any particular Article, Section or clause. The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation.”
(vi)    A reference to any legislation or to any provision of any legislation shall include any successor legislation and any amendment, modification or re-enactment thereof and any legislative provision substituted therefor.
(vii)    All determinations to be made by WP or any Sponsor hereunder may be made by such Person in its sole discretion, and such Person may determine, in its sole discretion, whether or not to take actions that are permitted, but not required, by this Agreement to be taken by such Person, including the giving of consents required hereunder.
(b)    The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intention or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.
Article II
REGISTRATION RIGHTS
Section 2.01.    Demand Registration.
(a)    Demand by Sponsor. At or after the Effectiveness Date, if there is no currently effective Shelf Registration Statement on file with the SEC, then either Sponsor (such Sponsor, a “Demand Party”) may, subject to Section 2.11, make a written request (a “Demand Notice”) to the Company for Registration of all or part of the Registrable Securities held by such Demand Party (i) on Form S-1 (a “Long-Form Registration”) or (ii) on Form S-3 (a “Short-Form Registration”) if the Company qualifies to use such short form for the Registration of such Registrable Securities on behalf of the Sponsors (any such requested Long-Form Registration or Short-Form Registration, a “Demand Registration”). Each Demand Notice shall specify the kind and aggregate amount of Registrable Securities of the Demand Party to be registered and the intended methods of disposition thereof. Subject to Section 2.11, after delivery of such Demand Notice, the Company (x) shall file promptly (and, in any event, within (i) ninety (90) days in the case of a request for a Long-Form Registration or (ii) thirty (30) days in the case of a request for a Short-Form Registration, in each case, following delivery of such Demand Notice) with the SEC a Registration Statement relating to such Demand Registration (a “Demand Registration Statement”) (provided, however, that if a Demand Notice is delivered prior to the Effectiveness Date, the Company shall not be obligated to file (but shall be obligated to prepare) such Demand

Registration Statement prior to the Effectiveness Date), and (y) shall use its reasonable best efforts to cause such Demand Registration Statement to promptly become effective under the Securities Act and to qualify under the “Blue Sky” laws of such jurisdictions as any Participating Holder or any underwriter, if any, reasonably requests.
(b)    Demand Withdrawal. A Demand Party may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement. Upon delivery of a notice by the Demand Party to such effect, the Company may elect to cease all efforts to secure effectiveness of the applicable Demand Registration Statement, and such Registration nonetheless shall be deemed a Demand Registration with respect to such Demand Party for purposes of Section 2.11 unless (i) such Demand Party shall have paid or reimbursed the Company for its pro rata share of all reasonable and documented out-of-pocket fees and expenses incurred by the Company in connection with the Registration of such withdrawn Registrable Securities (based on the number of securities the Demand Party sought to register, as compared to the total number of securities included (or proposed to be included) on such Demand Registration Statement) or (ii) the withdrawal is made (A) following the occurrence of a Material Adverse Change, (B) because the Registration would require the Company to make an Adverse Disclosure, (C) if, as of the date of such withdrawal, the per share stock price of the Company Shares has declined by fifteen percent (15)% or more as compared to the closing per share stock price of the Company Shares on the date of the delivery of the Demand Notice with respect to such Demand Registration or (D) as a result of the application of Section 2.01(h), the number of Company Shares such Demand Party is permitted to sell in such Demand Registration is thirty percent (30)% fewer than the number that such Demand Party specified in the applicable Demand Notice. In addition, any other Holder that has requested its Registrable Securities be included in a Demand Registration pursuant to Section 2.01(d) may withdraw its Registrable Securities from a Demand Registration at any time prior to the effectiveness of the applicable Demand Registration Statement.
(c)    Effective Registration. The Company shall be deemed to have effected a Demand Registration with respect to the applicable Demand Party for purposes of Section 2.11 if the Demand Registration Statement becomes effective by the SEC and remains effective for not less than one hundred eighty (180) days (or such shorter period as shall terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn), or if such Registration Statement relates to an Underwritten Offering, such longer period as, in the opinion of counsel for the underwriter or underwriters, a Prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer (the applicable period, the “Demand Period”). No Demand Registration shall be deemed to have been effected for purposes of Section 2.11 if (i) during the Demand Period such Registration or the successful completion of the relevant sale is prevented by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court or (ii) the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such Registration are not satisfied other than by reason of a wrongful act, misrepresentation or breach of such applicable underwriting agreement by the Demand Party.

(d)    Demand Company Notice. Subject to Section 2.11, promptly upon receipt of any Demand Notice (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice (a “Demand Company Notice”) of any such Registration request to the other Sponsor and the Company shall include in such Demand Registration, all such Registrable Securities of such other Sponsor that the Company has received a written request for inclusion therein within ten (10) Business Days after such written notice is delivered to such other Sponsor. Promptly after receipt of any such written request by the other Sponsor (but in no event more than ten (10) Business Days after delivery of the Demand Notice), the Company shall deliver a written notice of such Demand Notice to all Holders other than the Sponsors (which notice shall specify the Registration Eligible Shares applicable to such Demand Registration), and the Company shall include in such Demand Registration all such Registrable Securities of such Holders; provided, that the Company shall not include in such Demand Registration, Registrable Securities of any Holder (other than a Sponsor) in an amount in excess of such Holder’s Registration Eligible Shares. All requests made pursuant to this Section 2.01(d) shall specify the kind and the aggregate amount of Registrable Securities of such Holder to be registered.
(e)    Delay in Filing; Suspension of Registration. If the Company shall furnish to the Participating Holders a certificate signed by the chief executive officer, chief financial officer or chief legal officer of the Company stating that the filing, initial effectiveness or continued use of a Demand Registration Statement would require the Company to make an Adverse Disclosure, then the Company may delay the filing (but not the preparation of) or initial effectiveness of, or suspend use of, the Demand Registration Statement (a “Demand Suspension”); provided, however, that the Company, unless otherwise approved in writing by both of the Sponsors, shall not be permitted to exercise aggregate Demand Suspensions and Shelf Suspensions for more than twenty (20) Business Days during any three (3) month period, or for more than an aggregate of ninety (90) Business Days during any twelve (12) -month period; provided further that in the event of a Demand Suspension, such Demand Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure. Each Participating Holder shall keep confidential the fact that a Demand Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Company, except (A) disclosure to such Holder’s Affiliates, and its and their respective employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Company Shares and agree to keep it confidential, (B) disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are disclosed by the Company or any of its Subsidiaries or any other Person on a non-confidential basis without breach of any confidentiality obligations by such disclosing party, (D) disclosures that are necessary to comply with any law, rule or regulation, including formal and informal investigations or requests from any regulatory authority, (E) disclosures to potential limited partners or investors of a Holder who have agreed to keep such information confidential and (F) disclosures to potential transferees of a Holder’s Registrable Securities who have agreed to keep such information confidential. In the case of a Demand Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall promptly notify the Holders upon the termination of any Demand Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Holders may reasonably request. In the event the Company shall give to the Participating Holders a certificate referred to above, the period during which the applicable Demand Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such certificate to and including the date when each seller of Registrable Securities covered by such Demand Registration Statement either receives the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus or is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed.
(f)    Amendments and Supplements to Demand Registration Statement. The Company agrees, if necessary, to supplement or make amendments to the Demand Registration Statement if required by the registration form used by the Company for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by any Sponsor.
(g)    Underwritten Offering. If the Demand Party so requests, an offering of Registrable Securities pursuant to a Demand Registration shall be in the form of an Underwritten Offering, and such Demand Party shall have the right to select the managing underwriter or underwriters to administer the offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company and the other Participating Sponsor (if any). If the Demand Party intends to sell the Registrable Securities covered by its demand by means of an Underwritten Offering, such Demand Party shall so advise the Company as part of its Demand Notice, and the Company shall include such information in the Demand Company Notice.
(h)    Priority of Securities Registered Pursuant to Demand Registrations. If the managing underwriter or underwriters of a proposed Underwritten Offering of the Registrable Securities included in a Demand Registration advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Demand Registration exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Demand Registration shall be allocated (i) first, pro rata among the Holders (including the Sponsors, the Management Stockholders and any other Stockholders, as applicable) that have requested to participate in such Demand Registration based on the relative number of Registrable Securities then held by each such Holder; provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in a like manner; provided further that a Sponsor may freely re-allocate any number of Registrable Securities held by such Sponsor (or any of its Affiliates and Permitted Assignees) that may be included in such Demand Registration to any of its Affiliates (or any of their respective Permitted Assignees) for purposes of determining the pro rata allocation of the securities to be included in such Demand Registration, (ii) second, and only if all the securities referred to in clause (i) have been included in such Registration, to the Company up to the number of securities that the Company proposes to include in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect and (iii) third, and only if all of the securities referred to in clause (ii) have been included in such Registration, to those Persons holding any other securities eligible for inclusion in such Registration, up to the number of securities that in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.
Section 2.02.    Shelf Registration.
(a)    Filing. At or after the first anniversary of the IPO, either Sponsor (such Sponsor, the “Initiating Holder”) may, subject to Section 2.11, make a written request (a “Shelf Notice”) to the Company to file a Shelf Registration Statement, which Shelf Notice shall specify the kind and the aggregate amount of Registrable Securities of the Initiating Holder to be registered therein and the intended methods of distribution thereof. Following the delivery of a Shelf Notice, the Company (x) shall file promptly (and, in any event, within (i) ninety (90) days, if the Company does not qualify to effect a Short-Form Registration, a Long-Form Registration or (ii) thirty (30) days, if the Company qualifies to effect a Short-Form Registration, a Short-Form Registration, in each case, following delivery of such Shelf Notice) with the SEC such Shelf Registration Statement (which shall be an automatic Shelf Registration Statement if the Company qualifies at such time to file such a Shelf Registration Statement) relating to the offer and sale of all Registrable Securities requested for inclusion therein by the Initiating Holder and, to the extent requested under Section 2.02(c), the other Holders, in each case from time to time in accordance with the methods of distribution elected by such Holders (to the extent permitted in this Section 2.02) (provided, however, that if a Shelf Notice is delivered prior to the Effectiveness Date, the Company shall not be obligated to file (but shall be obligated to prepare) such Shelf Registration Statement prior to the Effectiveness Date) and (y) shall use its reasonable best efforts to cause such Shelf Registration Statement promptly to become effective under the Securities Act. If, on the date of any such request, the Company does not qualify to file a Shelf Registration Statement under the Securities Act, the provisions of this Section 2.02 shall not apply, and the provisions of Section 2.01 shall apply instead.
(b)    Continued Effectiveness. The Company shall use its reasonable best efforts to keep any Shelf Registration Statement filed pursuant to Section 2.02(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable in connection with any Shelf Take-Down, subject to Section 2.02(d), until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder), (ii) the date as of which each of the Shelf Holders is permitted to sell all of its Registrable Securities without Registration pursuant to Rule 144 without volume limitation or other restrictions on transfer thereunder and (iii) such shorter period as the Participating Sponsors with respect to such Shelf Registration shall agree in writing (such period of effectiveness, the “Shelf Period”). Subject to Section 2.02(d), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Shelf Holders not being able to offer and sell Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is (x) a Shelf Suspension permitted pursuant to Section 2.02(d) or (y) required by applicable law, rule or regulation.
(c)    Company Notices. Promptly upon receipt of any Shelf Notice pursuant to Section 2.02(a) (but in no event more than five (5) Business Days thereafter), the Company shall deliver a written notice of such Shelf Notice to the other Sponsor and the Company shall include in such Shelf Registration all such Registrable Securities of such other Sponsor which the Company has received a written request for inclusion therein within five (5) Business Days after such written notice is delivered to such other Sponsor. Promptly after receipt of any such written request by the other Sponsor (but in no event more than ten (10) Business Days after delivery of the Shelf Notice), the Company shall deliver a written notice of such Shelf Notice to all Holders other than the Sponsors (which notice shall specify the Registration Eligible Shares applicable to such Shelf Registration), and the Company shall include in such Shelf Registration all such Registrable Securities of such Holders which the Company has received written requests for inclusion therein within five (5) Business Days after such written notice is delivered to such Holders (each such Holder delivering such a request and the other Sponsor if a Participating Sponsor, together with the Initiating Holder, a “Shelf Holder,” provided that the Company shall not include in such Shelf Registration Registrable Securities of any Holder (other than a Sponsor) in an amount in excess of such Holder’s Registration Eligible Shares. If the Company is permitted by applicable law, rule or regulation to add selling stockholders to a Shelf Registration Statement without filing a post-effective amendment, a Holder may request the inclusion of an amount of such Holder’s Registrable Securities not to exceed such Holder’s Registration Eligible Shares in such Shelf Registration Statement at any time or from time to time after the filing of a Shelf Registration Statement, and the Company shall add such Registrable Securities to the Shelf Registration Statement as promptly as reasonably practicable, and such Holder shall be deemed a Shelf Holder.
(d)    Suspension of Registration. If the Company shall furnish to the Shelf Holders a certificate signed by the chief executive officer, chief financial officer or chief legal officer of the Company stating that the filing, amendment or continued use of a Shelf Registration Statement would require the Company to make an Adverse Disclosure, then the Company may suspend use of the Shelf Registration Statement (a “Shelf Suspension”); provided, however, that the Company, unless otherwise approved in writing by the Sponsors, shall not be permitted to exercise aggregate Demand Suspensions and Shelf Suspensions for more than thirty (30) days during any three (3) month period, or for more than an aggregate of ninety (90) days during any twelve (12)-month period; provided further that in the event of a Shelf Suspension, such Shelf Suspension shall terminate at such earlier time as the Company would no longer be required to make any Adverse Disclosure. Each Shelf Holder shall keep confidential the fact that a Shelf Suspension is in effect, the certificate referred to above and its contents unless and until otherwise notified by the Company, except (A) for disclosure to such Shelf Holder’s Affiliates, and its and their respective employees, agents and professional advisers who reasonably need to know such information for purposes of assisting the Holder with respect to its investment in the Company Shares and agree to keep it confidential, (B) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who have agreed to keep such information confidential, (C) if and to the extent such matters are disclosed by the Company or any of its Subsidiaries or any other Person on a non-confidential basis without breach of any confidentiality obligations by such disclosing party, (D) for disclosures that are necessary to comply with any law, rule or regulation, including formal and informal investigations or requests from any regulatory authority, (E) for disclosures to potential limited partners or investors of a Shelf Holder who have agreed to keep such information confidential and (F) for disclosures to potential transferees of a Shelf Holder’s Registrable Securities who have agreed to keep such information confidential. In the case of a Shelf Suspension, the Holders agree to suspend use of the applicable Prospectus and any Issuer Free Writing Prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Securities, upon receipt of the notice referred to above. The Company shall promptly notify the Holders upon the termination of any Shelf Suspension, amend or supplement the Prospectus and any Issuer Free Writing Prospectus, if necessary, so it does not contain any untrue statement or omission and furnish to the Shelf Holders such numbers of copies of the Prospectus and any Issuer Free Writing Prospectus as so amended or supplemented as the Shelf Holders may reasonably request. The Company agrees, if necessary, to supplement or make amendments to the Shelf Registration Statement if required by the registration form used by the Company for the applicable Registration or by the instructions applicable to such registration form or by the Securities Act or the rules or regulations promulgated thereunder, or as may reasonably be requested by any Sponsor.
(e)    Shelf Take-Downs.
(i)    If at any time that a Shelf Registration Statement covering Registrable Securities pursuant to this Section 2.02 is effective, either Sponsor (the “Initiating Shelf Take-Down Holder”) delivers a notice to the Issuer (a “Shelf Take-Down Notice”) stating that it intends to effect an offering (a “Shelf Take-Down”) of all or a portion of its Registrable Securities included by it on the Shelf Registration Statement and stating the number of Registrable Securities to be included in such Shelf Take-Down, then the Issuer shall amend or supplement the Shelf Registration Statement and take such other action as may be reasonably necessary to facilitate the sale of such Registrable Securities pursuant to such Shelf-Takedown. Except as set forth in Section 2.02(e)(iii) with respect to Marketed Underwritten Shelf Take-Downs, each such Initiating Shelf Take-Down Holder shall not be required to permit the offer and sale of Registrable Securities by other Shelf Holders in connection with any such Shelf Take-Down initiated by such Initiating Shelf Take-Down Holder;
(ii)    Subject to Section 2.11(c), if such Initiating Shelf Take-Down Holder elects by written request to the Company, a Shelf Take-Down shall be in the form of an Underwritten Offering (each, an “Underwritten Shelf Take-Down”) (such written request, an “Underwritten Shelf Take-Down Notice”) and the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable. Such Initiating Shelf Take-Down Holder shall have the right to select the managing underwriter or underwriters to administer such offering; provided that such managing underwriter or underwriters shall be reasonably acceptable to the Company and the other Sponsor if such other Sponsor is permitted to, and proposes to, sell Registrable Securities pursuant to such Shelf Take-Down.
(iii)    If the plan of distribution set forth in any Underwritten Shelf Take-Down Notice includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and the underwriters over a period expected to exceed forty-eight (48) hours (a “Marketed Underwritten Shelf Take-Down”), promptly upon delivery of such Underwritten Shelf Take-Down Notice (but in no event more than three (3) Business Days thereafter), the Company shall promptly deliver a written notice (a “Marketed Underwritten Shelf Take-Down Notice”) of such Marketed Underwritten Shelf Take-Down to all Shelf Holders (other than the Initiating Shelf Take-Down Holder), and the Company shall include in such Marketed Underwritten Shelf Take-Down all such Registrable Securities of such Shelf Holders that are Registered on such Shelf Registration Statement for which the Company has received written requests, which requests must specify the aggregate amount of such Registrable Securities of such Holder to be offered and sold pursuant to such Marketed Underwritten Shelf Take-Down, for inclusion therein within three (3) Business Days after the date that such Marketed Underwritten Shelf Take-Down Notice has been delivered; provided that the Company shall not include in any Marketed Underwritten Shelf Take-Down Registrable Securities of any Holder (other than a Sponsor) in an amount in excess of such Holder’s Registration Eligible Shares.
(iv)    The provisions of Section 2.01(h) shall apply to any Marketed Underwritten Offering pursuant to this Section 2.02(e) notwithstanding that Section 2.01(h) refers to Demand Registrations.
(f)    If the Issuer files any Shelf Registration Statement, the Issuer agrees that it shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities to the Holders) in order to ensure that the Holders may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.
Section 2.03.    Piggyback Registration.
(a)    Participation. If the Company at any time proposes to file a registration statement with respect to any offering of its equity securities for its own account or for the account of any other Persons (other than (i) a Registration under Section 2.01 or Section 2.02, it being understood that this clause (i) does not limit the rights of Holders to make written requests pursuant to Section 2.01 or Section 2.02 or the right of the Holders to request that their Registrable Securities be included in any Registration under Section 2.01 or Section 2.02 or otherwise limit the applicability thereof, (ii) a Registration Statement on Form S-4 or S-8 (or

such other similar successor forms then in effect under the Securities Act), (iii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company or its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement, (iv) a registration not otherwise covered by clause (ii) above pursuant to which the Company is offering to exchange its own securities for other securities, (v) a Registration Statement relating solely to dividend reinvestment or similar plans, or (vi) a Shelf Registration Statement pursuant to which only the initial purchasers and subsequent transferees of debt securities of the Company or any of its Subsidiaries that are convertible or exchangeable for Company Shares and that are initially issued pursuant to Rule 144A and/or Regulation S (or any successor provisions) of the Securities Act may resell such notes and sell the Company Shares into which such notes may be converted or exchanged) (a “Company Public Sale”), then, (A) as soon as practicable (but in no event less than thirty (30) days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to the Sponsors, and such notice shall offer each Sponsor the opportunity to Register under such Registration Statement such number of Registrable Securities as such Sponsor may request in writing delivered to the Company within ten (10) days of delivery of such written notice by the Company, and (B) subject to Section 2.03(c), as soon as practicable after the expiration of such ten (10) days period (but in no event less than fifteen (15) days prior to the proposed date of filing of such Registration Statement), the Company shall give written notice of such proposed filing to the Holders (other than the Sponsors), and such notice shall offer each such Holder the opportunity to Register under such Registration Statement such number of Registrable Securities as such Holder may request in writing within ten (10) days of delivery of such written notice by the Company. Subject to Section 2.03(b) and (c), the Company shall include in such Registration Statement all such Registrable Securities that are requested by Holders to be included therein in compliance with the immediately foregoing sentence (a “Piggyback Registration”); provided that the Company shall not include in any Piggyback Registration Registrable Securities of any Holder (other than a Sponsor) in an amount in excess of such Holder’s Registration Eligible Shares; provided further that if at any time after giving written notice of its intention to Register any equity securities and prior to the effective date of the Registration Statement filed in connection with such Piggyback Registration, the Company shall determine for any reason not to Register or to delay Registration of the equity securities covered by such Piggyback Registration, the Company shall give written notice of such determination to each Holder that had requested to Register its, his or her Registrable Securities in such Registration Statement and, thereupon, (1) in the case of a determination not to Register, shall be relieved of its obligation to Register any Registrable Securities in connection with such Registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Sponsors to request that such Registration be effected as a Demand Registration under Section 2.01, and (2) in the case of a determination to delay Registering, in the absence of a request by the Sponsors to request that such Registration be effected as a Demand Registration under Section 2.01, shall be permitted to delay Registering any Registrable Securities, for the same period as the delay in Registering the other equity securities covered by such Piggyback Registration. If any offering pursuant to such Registration Statement is to be underwritten, the Company shall so advise the Holders as a part of the written notice given pursuant this Section 2.03(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) may, and the Company shall make such arrangements with the managing underwriter or underwriters so that each such Holder may, participate in such Underwritten Offering, subject to the conditions of Section 2.03(b) and (c). If any offering pursuant to such Registration Statement is to be on any other basis, the Company shall so advise the Holders as part of the written notice given pursuant to this Section 2.03(a), and each Holder making a request for a Piggyback Registration pursuant to this Section 2.03(a) may, and the Company shall make such arrangements so that each such Holder may, participate in such offering on such basis, subject to the conditions of Section 2.03(b) and (c). Each Holder shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to the pricing of the offering; provided, that such withdrawal shall be irrevocable and, after making such withdrawal, a Holder shall no longer have any right to include Registrable Securities in the Piggyback Registration as to which such withdrawal was made.
(b)    Priority of Piggyback Registration. If the managing underwriter or underwriters of any proposed Underwritten Offering of Registrable Securities included in a Piggyback Registration informs the Company and the Holders that have requested to participate in such Piggyback Registration in writing that, in its or their opinion, the number of securities which the Company, such Holders and any other Persons intend to include in such offering exceeds the number that can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such Registration shall be (i) first, 100% of the securities that the Company or (subject to Section 2.07) any Person (other than a Holder) exercising a contractual right to demand Registration, as the case may be, proposes to sell, and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such Registration, with such number to be allocated pro rata among such Holders (including any Sponsor so long as such Sponsor is a Holder and including any Stockholder other than a Sponsor so long as such other Stockholder is a Holder eligible to participate in such Registration pursuant to the terms hereof) that have requested to participate in such Registration based on the relative number of Registrable Securities then held by each such Holder; provided that any securities thereby allocated to a Holder that exceed such Holder’s request shall be reallocated among the remaining requesting Holders in like manner; provided further that a Sponsor may freely re-allocate any number of Registrable Securities held by such Sponsor (or any of its Affiliates and Permitted Assignees) that may be included in such Registration to any of its Affiliates (or any of their respective Permitted Assignees) for purposes of determining the pro rata allocation of the securities to be included in such Registration and (iii) third, and only if all of the Registrable Securities referred to in clause (ii) have been included in such Registration, the number of any other securities eligible for inclusion in such Registration that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect in such Registration.

(c)    Restrictions on Certain Holders. Notwithstanding any provisions contained herein to the contrary, Holders, other than (i) the Sponsors and (ii) Management Stockholders who are actively employed by the Company or any of its Subsidiaries on the date such Management Stockholder exercises his/her right to a Piggyback Registration, shall not be able to exercise the right to a Piggyback Registration except in compliance with Section 2.03 and unless such Registration is a Marketed Underwritten Offering and both Sponsors consent.
(d)    No Effect on Demand Registrations. No Registration of Registrable Securities effected pursuant to a request under this Section 2.03 shall be deemed to have been effected pursuant to Section 2.01 or Section 2.02or shall relieve the Company of its obligations under Section 2.01 or Section 2.02.
Section 2.04.    Black-out Periods.
(a)    Black-out Periods for Holders. In the event of any Company Public Sale of the Company’s equity securities in an Underwritten Offering, each of the Holders agree, if requested by the managing underwriter or underwriters in such Underwritten Offering (and only if each Sponsor agrees to such request), subject to customary exceptions, not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Company Shares (including Company Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Company Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Company Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Company Shares or securities convertible into or exercisable or exchangeable for Company Shares or any other securities of the Company unless such Holder agrees that such Registration Statement or amendment thereto need not be filed until the expiration of the period described in this Section 2.04 or (4) publicly disclose the intention to do any of the foregoing, in each case, during the period beginning seven (7) days before and ending ninety (90) days (in the event of any Company Public Sale) (or such other period as may be reasonably requested by the Company or the managing underwriter or underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) after the date of the underwriting agreement entered into in connection with such Company Public Sale, to the extent timely notified in writing by the Company or the managing underwriter or underwriters. If requested by the managing underwriter or underwriters of any such Company Public Sale (and only if each Sponsor agrees to such request), each Holder shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the Company Shares (or other securities) subject to the foregoing restriction until the end of the period referenced above.
(b)    Black-out Period for the Company and Others. In the case of an offering of Registrable Securities pursuant to Section 2.01 or Section 2.02 that is a Marketed Underwritten Offering, the Company and each of the Holders agree, if requested by a

Participating Sponsor or the managing underwriter or underwriters with respect to such Marketed Underwritten Offering, subject to customary exceptions, not to (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Company Shares (including Company Shares that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the SEC and Company Shares that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Company Shares, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Company Shares or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Company Shares or securities convertible into or exercisable or exchangeable for Company Shares or any other securities of the Company unless such Holder agrees that such Registration Statement or amendment thereto need not be filed until the expiration of the period described in this Section 2.04 or (4) publicly disclose the intention to do any of the foregoing, in each case, during the period beginning seven (7) days before, and ending ninety (90) days (or such lesser period as may be agreed by a Participating Sponsor or, if applicable, the managing underwriter or underwriters) (or such other period as may be reasonably requested by a Participating Sponsor or the managing underwriter or underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in the FINRA rules or any successor provisions or amendments thereto) after, the date of the underwriting agreement entered into in connection with such Marketed Underwritten Offering, to the extent timely notified in writing by a Participating Sponsor or the managing underwriter or underwriters, as the case may be. Notwithstanding the foregoing, the Company may effect a public sale or distribution of securities of the type described above and during the periods described above if such sale or distribution is made pursuant to Registrations on Form S-4 or S-8 or any successor form to such Forms, as part of any Registration of securities for offering and sale to employees, directors or consultants of the Company and its Subsidiaries pursuant to any employee stock plan or other employee benefit plan arrangement, any other registration pursuant to which the Company is offering to exchange its own securities for other securities or a Registration Statement related solely to dividend reinvestment or similar plan. The Company agrees to use its reasonable best efforts to obtain from each holder of restricted securities of the Company which securities are the same as or similar to the Registrable Securities being Registered, or any restricted securities convertible into or exchangeable or exercisable for any of such securities, an agreement not to effect any public sale or distribution of such securities during any such period referred to in this paragraph, except as part of any such Registration, if permitted. Without limiting the foregoing (but subject to Section 2.07), if after the date hereof the Company grants any Person (other than a Holder) any rights to demand or participate in a Registration, the Company agrees that the agreement with respect thereto shall include such Person’s agreement to comply with any black-out period required by this Section as if it were a Holder hereunder. If requested by the managing underwriter or underwriters of any such Marketed Underwritten Offering, the Holders shall execute a separate agreement to the foregoing effect. The Company may impose stop-transfer instructions with respect to the

Company Shares (or other securities) subject to the foregoing restriction until the end of the period referenced above.
Section 2.05.    Registration Procedures.
(a)    In connection with the Company’s Registration obligations under Section 2.01, Section 2.02, and Section 2.03 and subject to the applicable terms and conditions set forth therein, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof as expeditiously as reasonably practicable, and in connection therewith the Company shall:
(i)    prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Issuer Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Participating Sponsors, if any, copies of all such documents, which documents shall be subject to the review of such underwriters and the Participating Sponsors and their respective counsel and (y) except in the case of a Registration under Section 2.03, not file any Registration Statement or Prospectus or amendments or supplements thereto to or use any Issuer Free Writing Prospectus to which either Participating Sponsor or the underwriters, if any, shall reasonably object;
(ii)    as promptly as practicable file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act as soon as practicable;
(iii)    prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Issuer Free Writing Prospectus as may be (x) reasonably requested by any Participating Sponsor, (y) reasonably requested by any other Participating Holder (to the extent such request relates to information relating to such Holder), or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;
(iv)    notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Issuer Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement, Prospectus or Issuer Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes, (D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;
(v)    promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Issuer Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Issuer Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC, and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Issuer Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;
(vi)    use its reasonable best efforts to prevent, or obtain the withdrawal of, any stop order or other order suspending the use of any preliminary or final Prospectus or any Issuer Free Writing Prospectus;
(vii)    promptly incorporate in a Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and the Participating Sponsor(s) agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Issuer Free Writing Prospectus or post-effective amendment;

(viii)    furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);
(ix)    deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Issuer Free Writing Prospectus and any amendment or supplement thereto as such Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto by such Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder or underwriter;
(x)    on or prior to the date on which the applicable Registration Statement becomes effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by Section 2.01(c) or Section 2.01(b), whichever is applicable, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;
(xi)    cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (or arrange for the book entry transfer of securities in the case of uncertificated securities), and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;
(xii)    use its reasonable best efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(xiii)    not later than the effective date of the initial Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates (or arrange for the book entry transfer of securities in the case of uncertificated securities) for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company;
(xiv)    make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;
(xv)    enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as any Participating Sponsor or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;
(xvi)    obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Holders or underwriters, as the case may be, and their respective counsel;
(xvii)    in the case of an Underwritten Offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement;
(xviii)    cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the FINRA;
(xix)    use its reasonable best efforts to comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;
(xx)    provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;
(xxi)    use its best efforts to cause all Registrable Securities covered by the applicable Registration Statement to be listed on each securities exchange on which any of the Company Shares are then listed or quoted and on each inter-dealer quotation system on which any of the Company Shares are then quoted;
(xxii)    make available upon reasonable notice at reasonable times and for reasonable periods for inspection by any Participating Sponsor, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant, professional advisor or other agent retained by such Sponsor(s) or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees and the independent public accountants who have certified its financial statements to make themselves available to discuss the business of the Company and to supply all information reasonably requested by any such Person in connection with such Registration Statement as shall be necessary to enable them to exercise their due diligence responsibility; provided that any such Person gaining access to information regarding the Company pursuant to this Section 2.05(a)(xxii) shall agree to hold in strict confidence and shall not make any disclosure other than disclosures of such information to such Person’s Affiliates, its and their respective employees, agents and professional advisors who reasonably need to know such information for the purpose of assisting such Person with respect to participating in the offering pursuant to such Registration Statement or use any information regarding the Company that the Company determines in good faith to be confidential, and of which determination such Person is notified, unless (t) the release of such information is requested or required by law or by deposition, interrogatory, requests for information or documents by a governmental entity, subpoena or similar process, including formal and informal investigations or requests from any regulatory authority, (u) such information is or becomes publicly known other than through a breach of this or any other agreement of which such Person has actual knowledge, (v) such information is or becomes available to such Person on a non-confidential basis from a source other than the Company, (w) such information is independently developed by such Person, (x) the release of such information is required in order for such Person to comply with reporting obligations to limited partners or other direct or indirect investors who have agreed to keep such information confidential, (y) the release of such information is to potential limited partners or investors of such Person who have agreed to keep such information confidential or (z) the release of such information is to potential transferees of such Person’s Registrable Securities who have agreed to keep such information confidential;
(xxiii)    in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations that may be reasonably requested by the managing underwriter or underwriters in any such Underwritten Offering and otherwise to facilitate, cooperate with, and participate in each proposed offering contemplated herein and customary selling efforts related thereto;
(xxiv)    take no direct or indirect action prohibited by Regulation M under the Exchange Act;

(xxv)    take all reasonable action to ensure that any Issuer Free Writing Prospectus utilized in connection with any registration covered by Section 2.01, Section 2.02 or Section 2.03 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(xxvi)    take all reasonable actions to ensure that the information available to investors at the time of pricing includes all information required by applicable law (including the information required by Sections 12(a)(2) and 17(a)(2) of the Securities Act); and
(xxvii)    take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities in accordance with the terms hereof.
(b)    The Company may require each Participating Holder to furnish to the Company such information regarding the distribution of such securities and such other information relating to such Holder and its ownership of Registrable Securities as the Company may from time to time reasonably request in writing. Each Participating Holder agrees to furnish such information to the Company and to cooperate with the Company as reasonably necessary to enable the Company to comply with the provisions of this Agreement.
(c)    Each Participating Holder agrees that, upon delivery of any notice by the Company of the happening of any event of the kind described in Section 2.05(a)(iv)(C), (D), or (E) or Section 2.05(a)(v), such Holder will forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement until (i) such Holder’s receipt of the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.05(a)(v), (ii) such Holder is advised in writing by the Company that the use of the Prospectus or Issuer Free Writing Prospectus, as the case may be, may be resumed, (iii) such Holder is advised in writing by the Company of the termination, expiration or cessation of such order or suspension referenced in Section 2.05(a)(iv)(C) or (E) or (iv) such Holder is advised in writing by the Company that the representations and warranties of the Company in such applicable underwriting agreement are true and correct in all material respects. If so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus or any Issuer Free Writing Prospectus covering such Registrable Securities current at the time of delivery of such notice. In the event the Company shall give any such notice, the period during which the applicable Registration Statement is required to be maintained effective shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement either receives the copies of the supplemented or amended Prospectus or Issuer Free Writing Prospectus contemplated by Section 2.05(a)(v) or is advised in writing by the

Company that the use of the Prospectus or Issuer Free Writing Prospectus may be resumed. If such Registration Statement is a Demand Registration or a Shelf Registration, the discontinuation of the sale of Registrable Securities pursuant to such Registration Statement shall constitute a Demand Suspension or a Shelf Suspension, as applicable.
(d)    To the extent that any Sponsor or any of its Affiliates is deemed to be an underwriter of Registrable Securities pursuant to any SEC comments or policies or otherwise, the Company agrees that (1) the indemnification and contribution provisions contained in this Agreement shall be applicable to the benefit of such Sponsor or its Affiliates in its role as deemed underwriter in addition to their capacity as Holder and (2) such Sponsor and its Affiliates shall be entitled to conduct such activities which it would normally conduct in connection with satisfying its “due diligence” defense as an underwriter in connection with an offering of securities registered under the Securities Act, including conducting due diligence and the receipt of customary opinions and comfort letters.
Section 2.06.    Underwritten Offerings.
(a)    Demand and Shelf Registrations. If requested by the underwriters for any Underwritten Offering requested by any Sponsor pursuant to a Registration under Section 2.01 or Section 2.02, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Participating Sponsor(s) and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including indemnities no less favorable to the recipient thereof than those provided in Section 2.09. The Participating Sponsors shall cooperate with the Company in the negotiation of such underwriting agreement and shall give consideration to the reasonable suggestions of the Company regarding the form thereof. The Participating Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities by such Participating Holder and any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such

Participating Holder’s net proceeds from such Underwritten Offering (less underwriting discounts and commissions).
(b)    Piggyback Registrations. If the Company proposes to register any of its securities under the Securities Act as contemplated by Section 2.03 and such securities are to be distributed in an Underwritten Offering through one or more underwriters, the Company shall, if requested by any Holder pursuant to Section 2.03 and subject to the provisions of Section 2.03(b) and (c), use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such Registration all the Registrable Securities to be offered and sold by such Holder among the securities of the Company to be distributed by such underwriters in such Registration. The Participating Holders shall be parties to the underwriting agreement between the Company and such underwriters, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to, or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities by such Participating Holder or any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such Underwritten Offering (less underwriting discounts and commissions).
(c)    Participation in Underwritten Registrations. Subject to the provisions of Section 2.06(a) and (b) above, no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.
(d)    Price and Underwriting Discounts. In the case of an Underwritten Offering under Section 2.01 or Section 2.02, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Participating Sponsor(s) in such Registration. In addition, in the case of any Underwritten Offering, each of the Holders may withdraw their request to participate in the registration pursuant to Section 2.01, Section 2.02 or Section 2.03 after being advised of such price, discount and other terms and shall not be required to enter into any agreements or documentation that would require otherwise.

Section 2.07.    No Inconsistent Agreements; Additional Rights
. The Company is not currently a party to, and shall not hereafter enter into without the prior written consent of each of the Sponsors, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders by this Agreement, including allowing any other holder or prospective holder of any securities of the Company (a) registration rights in the nature or substantially in the nature of those set forth in Section 2.01, Section 2.02 or Section 2.03 that would have priority over or be pari passu with the Registrable Securities with respect to the inclusion of such securities in any Registration (except to the extent such registration rights are solely related to registrations of the type contemplated by Section 2.03(a)(ii) through (iv) and (vi)) or (b) demand registration rights in the nature or substantially in the nature of those set forth in Section 2.01 or Section 2.02 that are exercisable prior to or at such time as the Sponsors can first exercise their rights under Section 2.01 or Section 2.02.
Section 2.08.    Registration Expenses
. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA and if applicable, the fees and expenses of any “qualified independent underwriter,” as such term is defined in FINRA Rule 5121 (or any successor provision), and of its counsel, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Issuer Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters reasonably so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all applicable rating agency fees with respect to the Registrable Securities, (viii) all reasonable fees and disbursements of one legal counsel (the “Majority Holder Counsel”) as selected by the holders of a majority of the Registrable Securities included in such Registration, (ix) if any of the Sponsors are selling Registrable Securities pursuant to such Registration and are not represented by the Majority Holder Counsel, the reasonable fees and disbursements of separate law firms or other advisors representing WP or GTCR, as applicable, (x) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (xi) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (xii) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xiii) all expenses related to the “road-show” for any Underwritten Offering, including all travel, meals and lodging and (xiv) any other fees and disbursements customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.
Section 2.09.    Indemnification.
(a)    Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each of the Holders, each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein), any Issuer Free Writing Prospectus or amendment or supplement thereto, or any other disclosure document produced by or on behalf of the Company or any of its Subsidiaries including reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, (iii) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company or any of its Subsidiaries in connection with any such registration, qualification, compliance or sale of Registrable Securities, (iv) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of such Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) or (v) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto, whether such Registration Statement, Prospectus, preliminary Prospectus, Issuer Free Writing Prospectus or other document is issued pursuant to this Agreement or otherwise, and the Company will reimburse, as incurred, each such Holder and each of their respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and controlling Persons and each of their respective Representatives, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, that the Company shall not be liable to any particular indemnified party to the extent that any such Loss arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement or other document in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for use in the preparation thereof or (B) an untrue statement or omission in a preliminary Prospectus relating to Registrable Securities, if a Prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least five (5) days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such Prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any indemnified party and shall survive the transfer of such securities by such Holder. The Company shall also indemnify underwriters (including Persons (including the Holders) deemed to be underwriters by the SEC), selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.
(b)    Indemnification by the Participating Holders. Each Participating Holder agrees (severally and not jointly) to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act), and each other Holder, each of such other Holder’s respective direct or indirect partners, members or shareholders and each of such partner’s, member’s or shareholder’s partners members or shareholders and, with respect to all of the foregoing Persons, each of their respective Affiliates, employees, directors, officers, trustees or agents and each Person who controls (within the meaning of the Securities Act or the Exchange Act) such Persons and each of their respective Representatives from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement under which such Registrable Securities were Registered under the Securities Act (including any final, preliminary or summary Prospectus contained therein or any amendment or supplement thereto or any documents incorporated by reference therein) or any Issuer Free Writing Prospectus or amendment or supplement thereto, or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or omission is contained in any information furnished in writing by such Holder to the Company specifically for inclusion in such Registration Statement and has not been corrected in a subsequent writing prior to or concurrently with the sale of the Registrable Securities to the Person asserting the claim, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, free writing prospectus or other document, in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds (i.e., gross proceeds less underwriting discounts and commissions) received by such Holder under the sale of Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above (with appropriate modification) with respect to information furnished in writing by such Persons specifically for inclusion in any Prospectus, Issuer Free Writing Prospectus or Registration Statement.
(c)    Conduct of Indemnification Proceedings. Any Person entitled to indemnification under this Section 2.09 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed in writing to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after delivery of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (C) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (D) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person) or (E) the indemnified person is a Sponsor. If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action, consent to entry of any judgment or enter into any settlement, in each case without the prior written consent of the indemnified party, unless the entry of such judgment or settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of such indemnified party, and provided that any sums payable in connection with such settlement are paid in full by the indemnifying party. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, except as specifically set forth in this Section 2.09(c), in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel)

that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties, or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.
(d)    Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section 2.09 is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 2.09(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 2.09(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Section 2.09(a) and Section 2.09(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 2.09(d), in connection with any Registration Statement filed by the Company, a Participating Holder shall not be required to contribute any amount in excess of the dollar amount of the net proceeds (i.e., gross proceeds less underwriting discounts and commissions) received by such Holder under the sale of Registrable Securities giving rise to such contribution obligation less any amount paid by such Holders pursuant to Section 2.09(b). If indemnification is available under this Section 2.09, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.09(a) and Section 2.09(b) hereof without regard to the provisions of this Section 2.09(d).
(e)    No Exclusivity. The remedies provided for in this Section 2.09 are not exclusive and shall not limit any rights or remedies that may be available to any indemnified party at law or in equity or pursuant to any other agreement.
(f)    Survival. The indemnities provided in this Section 2.09 shall survive the transfer of any Registrable Securities by such Holder.

Section 2.10.    Rules 144 and 144A and Regulation S; Form S-3. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the reasonable request of a Sponsor, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144 or 144A or Regulation S under the Securities Act), and it will take such further action as: (x) either Sponsor may reasonably request, all to the extent required from time to time to enable the Holders, following the IPO, to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rules 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC; or (y) is necessary to qualify the Company to file registration statements on Form S-3. Upon the reasonable request of a Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof in reasonable detail.
Section 2.11.    Limitation on Registrations and Underwritten Offerings.
(a)    Notwithstanding the rights and obligations set forth in Section 2.01 and 2.02, in no event shall the Company be obligated to take any action to:
(i)    effect more than three (3) Registrations that are Long-Form Registrations or four (4) Marketed Underwritten Shelf Take-Downs at the request of WP and its Affiliates and Permitted Assignees each year; and
(ii)    effect more than three (3) Registrations that are Long-Form Registrations or four (4) Marketed Underwritten Shelf Take-Downs at the request of GTCR and its Affiliates and Permitted Assignees each year.
(b)    Subject to Section 2.11(c), there shall be no limit on the number of Demand Registrations (that are not Long-Form Registrations), Shelf Take-Downs or Underwritten Shelf Take-Downs (that are not Marketed Underwritten Shelf Take-Downs) that the Company shall be required to effect at the request of WP or GTCR.
(c)    Notwithstanding the rights and obligations set forth in Section 2.01 and 2.02, in no event shall the Company be obligated to take any action to (i) effect more than one (1) Marketed Underwritten Offering in any consecutive 90-day period without the consent of WP and GTCR or (ii) effect any Underwritten Offering unless the Sponsor initiating such Underwritten Offering proposes to sell all of such Sponsor’s Registrable Securities in such Underwritten Offering or if selling less than all of such Sponsor’s Registrable Securities having reasonably anticipated net aggregate proceeds (after deduction of underwriter commissions and offering expenses) of at least $50,000,000.
Section 2.12.    Clear Market. With respect to any Underwritten Offerings of Registrable Securities by effected at the request of the Sponsors (each a “Sponsor Underwritten Offering”), the Company agrees not to effect (other than pursuant to the Registration applicable to such Sponsor Underwritten Offering, pursuant to a Special Registration or pursuant to the exercise by the other Sponsor of any of its rights under Section 2.01 or Section 2.02) any public sale or distribution, or to file any Registration Statement (other than pursuant to the Registration applicable to such Sponsor Underwritten Offering, pursuant to a Special Registration or pursuant to the exercise by the other Sponsor of any of its rights under Section 2.01 or Section 2.02) covering any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten (10) days prior and sixty (60) days following the effective date of such offering or such longer period up to ninety (90) days as may be requested by the managing underwriter for such Sponsor Underwritten Offering. “Special Registration” means the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or S-8 (or successor form), (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans, (C) a registration not otherwise covered by clause (B) above pursuant to which the Company is offering to exchange its own securities for other securities or (D) a Registration Statement related solely to dividend reinvestment or similar plan.
Section 2.13.    In-Kind Distributions
. If any Holder seeks to effectuate an in-kind distribution of all or part of its Company Shares to its direct or indirect equityholders, the Company will, subject to applicable lock-ups pursuant to Section 2.04, reasonably cooperate with and assist such Holder, such equityholders and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent and the delivery of Company Shares without restrictive legends, to the extent no longer applicable).
Article III
MISCELLANEOUS
Section 3.01.    Term. This Agreement shall terminate with respect to any Holder (a) with the prior written consent of both Sponsors in connection with the consummation of a Change of Control or (b) at such time as such Holder does not beneficially own any Registrable Securities. Notwithstanding the foregoing, the provisions of Section 2.09, Section 2.10 and Section 2.13 and all of this Article III shall survive any such termination. Upon the written request of the Company, each Holder agrees to promptly deliver a certificate to the Company setting forth the number of Registrable Securities then beneficially owned by such Holder.
Section 3.02.    Injunctive Relief. It is hereby agreed and acknowledged that it will be impossible to measure in money the damage that would be suffered if the parties fail to comply with any of the obligations herein imposed on them and that in the event of any such failure, an aggrieved Person will be irreparably damaged and will not have an adequate remedy at law. Any such Person shall, therefore, be entitled (in addition to any other remedy to which it may be entitled in law or in equity) to injunctive relief, including specific performance, to enforce such obligations, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.
Section 3.03.    Attorneys’ Fees. In any action or proceeding brought to enforce any provision of this Agreement or where any provision hereof is validly asserted as a defense, the successful party shall, to the extent permitted by applicable law, be entitled to recover reasonable attorneys’ fees in addition to any other available remedy.
Section 3.04.    Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (a) when delivered personally by hand (with written confirmation of receipt), (b) when sent by facsimile (with written confirmation of transmission) or e-mail or (c) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses, e-mail addresses or facsimile numbers, or in the case of the Holders, to the addresses, e-mail addresses or facsimile numbers set forth on Schedule A, as applicable (or to such other address, e-mail address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):
To the Company:
Sotera Health Company
9100 South Hills Blvd, Suite 300
Broadview Heights, OH 44147
Fax: 440-526-6134
Attention: Scott J. Leffler
Matthew J. Klaben

Email: sleffler@soterahealth.com
mklaben@soterahealth.com
with copies (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Fax: (212) 225-3999
Attention: David Lopez
Matthew P. Salerno
Email: dlopez@cgsh.com
msalerno@cgsh.com

To WP:
Warburg Pincus LLC
450 Lexington Avenue
New York, NY 10017
Fax: (212) 878-9359
Attention: James C. Neary
Lora Giampetruzzi

Email: jim.neary@warburgpincus.com
lora.giampetruzzi@warburgpincus.com
with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, NY 10006
Fax: (212) 225-3999
Attention: David Lopez
Matthew P. Salerno
Email: dlopez@cgsh.com
msalerno@cgsh.com

To GTCR:
GTCR LLC
300 North LaSalle Street
Chicago, IL 60654
Fax:     (312) 382-2201
Attention: Constantine S. Mihas
Sean L. Cunningham
Email: cmihas@gtcr.com

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654
Fax:     (312) 862-2200
Attention: Sanford E. Perl, P.C.
Michael H. Weed, P.C.
Email: sperl@kirkland.com
mweed@kirkland.com

Section 3.05.    Amendment. The terms and provisions of this Agreement may only be amended, modified or waived at any time and from time to time by a writing executed by the Company and each Sponsor (for so long as such Sponsor holds any Registrable Securities); provided that any amendment, modification or waiver that would, by its terms, have a disproportionate material adverse effect on any Holder (other than the Sponsors) relative to another Holder (other than as a result of such Holder electing not to exercise any rights granted to such Holder pursuant to the terms of this Agreement) shall require the written consent of that Holder. All Holder shall receive notice of any amendment to this Agreement.
Section 3.06.    Successors, Assigns and Transferees. Each party may assign all or a portion of its rights hereunder to any Person to which such party Transfers (as defined in the Stockholders Agreement), other than in a Public Sale (as defined in the Stockholders Agreement) all or any of its Registrable Securities and to any Person that acquires Registrable Securities, in each case in compliance with the terms of the Stockholders Agreement (including in the case of the Sponsors, to any Affiliate of such Sponsor or any Person that acquires Registrable Securities from such Sponsor other than in a Public Sale) (each such Person, a “Permitted Assignee”); provided that such Transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement, in form and substance acceptable to the Sponsors, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Sponsors determine are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the Transferring Holder with respect to the Transferred Registrable Securities (except that if the Transferee was a Holder prior to such Transfer, such Transferee shall have the same rights, benefits and obligations with respect to the such Transferred Registrable Securities as were applicable to Registrable Securities held by such Transferee prior to such Transfer).
Section 3.07.    Binding Effect
. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement shall be binding on and inure to the benefit of each of the parties hereto and their respective successors.
Section 3.08.    Third Party Beneficiaries
. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon any Person not a party hereto (other than those Persons entitled to indemnity or contribution under Section 2.09, each of whom shall be a third party beneficiary thereof) any right, remedy or claim under or by virtue of this Agreement.
Section 3.09.    Governing Law; Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. ANY ACTION OR PROCEEDING AGAINST THE PARTIES RELATING IN ANY WAY TO THIS AGREEMENT MAY BE BROUGHT AND ENFORCED EXCLUSIVELY IN THE CHANCERY COURT OF THE STATE OF DELAWARE

LOCATED IN WILMINGTON, DELAWARE (OR, IF THE CHANCERY COURT OF THE STATE OF DELAWARE DECLINES TO ACCEPT JURISDICTION OVER A PARTICULAR MATTER, ANY STATE COURT LOCATED IN WILMINGTON, DELAWARE OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) AND APPELLATE COURTS THEREOF. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH ACTION BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH ACTION.
Section 3.10.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.10.
Section 3.11.    Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 3.12.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.
Section 3.13.    Headings. The heading references herein and in the table of contents hereto are for convenience purposes only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.
Section 3.14.    Joinder. Any Person that holds Company Shares may, with the prior written consent of both Sponsors, be admitted as a party to this Agreement upon its execution and delivery to the Company of a joinder agreement, substantially in the form of Exhibit A; provided however that if such Person is a Permitted Assignee of a Holder, the consent of the Sponsors shall not be required to permit such Person to execute and deliver such joinder agreement.

Section 3.15.    Existing Registration Statements. Notwithstanding anything herein to the contrary and subject to applicable law and regulation, the Company may satisfy any obligation hereunder to file a Registration Statement or to have a Registration Statement become effective by a specified date by designating, by notice to the Holders, a registration statement that previously has been filed with the SEC or become effective, as the case may be, as the relevant Registration Statement for purposes of satisfying such obligation, and all references to any such obligation shall be construed accordingly; provided, that such previously filed registration statement may be amended to add the number of Registrable Securities, and, to the extent necessary, to identify as selling stockholders those Holders demanding the filing of a Registration Statement pursuant to the terms of this Agreement. To the extent this Agreement refers to the filing or effectiveness of other registration statements by or at a specified time and the Issuer has, in lieu of then filing such registration statements or having such registration statements become effective, designated a previously filed or effective registration statement as the relevant registration statement for such purposes in accordance with the preceding sentence, such references shall be construed to refer to such designated registration statement.
Section 3.16.    Investment Banking Services. Notwithstanding anything to the contrary herein or any actions or omissions by representatives of any Sponsor or their respective Affiliates in whatever capacity, including as a member or observer to the Company’s Board of Directors, it is understood that neither of the Sponsors nor any of their respective Affiliates is acting as a financial advisor, agent or underwriter to the Company or any of its Affiliates or otherwise on behalf of the Company or any of its Affiliates unless retained to provide such services pursuant to a separate written agreement.
Section 3.17.    Other Activities. Notwithstanding anything in this Agreement, none of the provisions of this Agreement shall in any way limit a Holder or any of its Affiliates from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

COMPANY SOTERA HEALTH COMPANY By: /s/ Michael B. Petras, Jr. Name: Michael B. Petras, Jr. Title: Chairman and Chief Executive Officer

WARBURG PINCUS PRIVATE EQUITY XI, L.P.

By: Warburg Pincus XI, L.P., its general partner

By: WP Global LLC, its general partner

By: Warburg Pincus & Co., its managing member

By: /s/ Robert B. Knauss_____________
Name: Robert B. Knauss Title: Partner

WARBURG PINCUS XI PARTNERS, L.P.

By: Warburg Pincus XI, L.P., its general partner

By: WP Global LLC, its general partner

By: Warburg Pincus & Co., its managing member

By: /s/ Robert B. Knauss_____________
Name: Robert B. Knauss Title: Partner

WP XI PARTNERS, L.P.

By: Warburg Pincus XI, L.P., its general partner

By: WP Global LLC, its general partner

By: Warburg Pincus & Co., its managing member

By: /s/ Robert B. Knauss______________
Name: Robert B. Knauss Title: Partner

WARBURG PINCUS PRIVATE EQUITY XI-B, L.P.

By: Warburg Pincus XI, L.P., its general partner

By: WP Global LLC, its general partner

By: Warburg Pincus & Co., its managing member

By: /s/ Robert B. Knauss_______________
Name: Robert B. Knauss Title: Partner

WARBURG PINCUS PRIVATE EQUITY XI-C, L.P.

By: Warburg Pincus (Cayman) XI, L.P., its general partner

By: Warburg Pincus XI-C, LLC, its general partner

By: Warburg Pincus (Bermuda) Private Equity GP Ltd., its sole member

By: /s/ Robert B. Knauss________________
Name: Robert B. Knauss Title: Partner

BULL CO-INVEST, L.P.

By: WP Bull Manager, LLC, its general partner

By: Warburg Pincus & Co., its managing member
By: /s/ Robert B. Knauss_________________
Name: Robert B. Knauss Title: Partner

GTCR FUND XI/A LP

By: GTCR Partners XI/A&C LP, its general partner

By: GTCR Investment XI LLC, its general partner

By: /s/ Constantine S. Mihas___________
Name: Constantine S. Mihas
Title: Manager

GTCR FUND XI/C LP

By: GTCR Partners XI/A&C LP, its general partner

By: GTCR Investment XI LLC, its general partner

By: /s/ Constantine S. Mihas____________
Name: Constantine S. Mihas
Title: Manager

GTCR CO-INVEST XI LP

By: GTCR Investment XI LLC, its general partner

By: /s/ Constantine S. Mihas_____________
Name: Constantine S. Mihas
Title: Manager

HOLDER:

ANN R. KLEE

By: /s/ Ann R. Klee______________
Name: Ann R. Klee

HOLDER:

MATTHEW J. KLABEN DECLARATION OF TRUST

By: /s/ Matthew J. Klaben______________
Name: Matthew J. Klaben

HOLDER:

MICHAEL B. PETRAS, JR. TRUST

By: /s/ Michael B. Petras, Jr.____________
Name: Michael B. Petras, Jr.

HOLDER:

MICHAEL P. RUTZ

By: /s/ Michael P. Rutz______________
Name: Michael P. Rutz

HOLDER:

SCOTT J. LEFFLER

By: /s/ Scott J. Leffler______________
Name: Scott J. Leffler

Exhibit A
FORM OF JOINDER AGREEMENT
[___], 20[__]
THIS JOINDER AGREEMENT (the “Agreement”) is made as of the date first written above by [___] (the “Joining Party”).
W I T N E S S E T H
WHEREAS, Sotera Health Company, a Delaware corporation (the “Company”), is a party to that certain Amended and Restated Registration Rights Agreement, dated as of [•], 2020 (as the same may be amended from time to time, the “Registration Rights Agreement”) (Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Rights Agreement);
[WHEREAS, Section 3.06 of the Registration Rights Agreement provides that as a condition to becoming a party to the Registration Rights Agreement and with the prior written consent of both Sponsors, a Person must execute and deliver to the Company a joinder agreement pursuant to which such Person agrees to be bound by the terms and conditions of the Registration Rights Agreement as if such Person were a party thereto, whereupon such Person will be treated as a Holder for all purposes of the Registration Rights Agreement;]1
[WHEREAS, the Joining Party is a Permitted Assignee of a Sponsor;]2
[WHEREAS, the Joining Party is a Permitted Assignee of a Holder;]3
WHEREAS, the Joining Party holds Company Shares and desires to become a Holder under the Registration Rights Agreement by executing a copy of this Agreement; and
WHEREAS, the Joining Party has reviewed the terms of the Registration Rights Agreement and determined that it is desirable and in the Joining Party’s best interest to execute this Agreement.
NOW, THEREFORE, the Joining Party hereby agrees as follows:
1.    Joinder of Registration Rights Agreement. By executing this Agreement, the Joining Party (a) accepts and agrees to be bound by all of the terms and provisions of the Registration Rights Agreement as if it were an original signatory thereto, (b) shall be added to Schedule A of the Registration Rights Agreement as a [Sponsor and]4 Holder and (c) shall be deemed to be, and shall be entitled to all of the rights and subject to all of the obligations of a [Sponsor and]5 Holder thereunder who is listed on Schedule A thereto.
1 Note to Form: To be deleted if Joining Party is a Permitted Assignee of a Sponsor or other Holder.
2 Note to Form: To be included if Joining Party is a Permitted Assignee of a Sponsor.
3 Note to Form: To be included if Joining Party is a Permitted Assignee of a Holder other than a Sponsor.
4 Note to Form: To be included if Joining Party is a Permitted Assignee of a Sponsor.
5 Note to Form: To be included if Joining Party is a Permitted Assignee of a Sponsor.

2.    Representations and Warranties.
    (i)    This Agreement constitutes a valid and binding obligation enforceable against the Joining Party in accordance with its terms.
    (ii)    The Joining Party has received a copy of the Registration Rights Agreement. The Joining Party has read and understands the terms of the Registration Rights Agreement and has been afforded the opportunity to ask questions concerning the Company and the Registration Rights Agreement.
3.    [Consent of the Sponsors. The acknowledgement of this Agreement by both Sponsors shall constitute the prior written consent of the Sponsors for purposes of Section 3.06 of the Registration Rights Agreement.]6
4.    Full Force and Effect.    Except as expressly modified by this Agreement, all of the terms, covenants, agreements, conditions and other provisions of the Registration Rights Agreement shall remain in full force and effect in accordance with its terms.
5.    Notices. All notices provided to the Joining Party shall be sent or delivered to [___], unless and until the Company has received written notice from the Joining Party of a changed address.
6.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such state.

[Signature page follows]

6 Note to Form: To be deleted if Joining Party is a Permitted Assignee of a Sponsor or other Holder.

IN WITNESS WHEREOF, the Joining Party has executed and delivered this Agreement as of the date first above written.

JOINING PARTY:

[___]
____________________________________

[Signature Page to Joinder to Sterigenics-Nordion Registration Rights Agreement]

Acknowledged and Accepted:

SOTERA HEALTH COMPANY

By:______________________________
Name:
Title:

[WARBURG PINCUS SPONSOR] 7

By:______________________________
Name:
Title:

[GTCR SPONSOR] 8

By:______________________________
Name:
Title:
7 Note to Form: To be deleted if Joining Party is a Permitted Assignee of a Sponsor or other Holder.
8 Note to Form: To be deleted if Joining Party is a Permitted Assignee of a Sponsor or other Holder.